Exhibit 13b.2

Rule 13a-14(b) Certification

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of ZKGC New Energy Limited.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to ZKGC New Energy Limited and will be retained by ZKGC New Energy Limited and furnished to the Securities and Exchange Commission or its staff upon request.

October 16, 2023	/s/ Zhifei Huang
Zhifei Huang
(Chief Financial Officer)

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